EXHIBIT 10.01

THIRTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of August 6, 2007, is made by and among SANZ INC., formerly known as Storage Area Networks, Inc., a Colorado corporation (“SANZ” or a “Borrower”), SOLUNET STORAGE, INC., a Delaware corporation (“Solunet” or a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division.

Recitals

The Borrowers and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by (i) the First Amendment to Credit and Security Agreement and Waiver of Defaults dated as of January 17, 2002; (ii) the Second Amendment to Credit and Security Agreement dated as of July 1, 2002; (iii) the Third Amendment to Credit and Security Agreement dated as of August 15, 2002; (iv) the Fourth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 31, 2003; (v) the Fifth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 22, 2003; (vi) the Sixth Amendment to Credit and Security Agreement dated as of February 12, 2004; (vii) the Seventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of September 3, 2004; (viii) the Eighth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of October 29, 2004; (ix) the Ninth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of March 29, 2005; (x) the Tenth Amendment to Credit and Security Agreement and Waiver of Defaults dated as of November 11, 2005; (xi) the Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults dated as of April 17, 2006; and (xii) the Twelfth Amendment to Credit and Security Agreement dated as of March 29, 2007 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Section 8.1. Section 8.1 (q) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(q) Todd A. Oseth shall cease to be the President and Chief Executive Officer of the Borrower or David Rosenthal shall cease to be the Chief Financial Officer of the Borrower, and the Borrower shall fail to employ a replacement acceptable to the Lender, which acceptance shall not be unreasonably withheld.”

3. Consent to the Sale of the EarthWhere Division; Covenant to Identify Post-Closing Accounts.

Pursuant to Section 7.6 of the Credit Agreement, Sale or Transfer of Assets; Suspension of Business Operations, the Borrowers have requested the Lender’s consent for the sale of the EarthWhere division, which is SANZ’s division that is responsible for the development and marketing of its EarthWhere™ software. The net sales price is approximately $600,000 and will include the sale of the following, among other things: 1) EarthWhere™ trademark, and 2) computer equipment exclusively used by this division. The sale will result in the termination of the 25 employees that work exclusively in this division. Closing of the sale is targeted for August 6, 2007. Net proceeds from the sale will be deposited into the collateral account and pay down the line of credit.

Borrowers covenant and agree that upon the sale of the EarthWhere division, unpaid Accounts of the Borrowers that arise after the closing of the sale of the EarthWhere division that are required to be paid to the purchaser, if any, pursuant to an asset purchase agreement or otherwise, will be clearly identified to the Lender as such, and Borrowers agree that such Accounts will be deemed ineligible Accounts.

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby consents to the sale of the EarthWhere division.

4. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

5. Accommodation Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $7,500 in consideration of the Lender’s execution and delivery of this Amendment.

6. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth at the end of this Amendment, duly executed by the Guarantor and the Subordinated Creditor.

(b) Payment of the fee described in Paragraph 5.

(c) Deposit into the Collateral Account with the Lender the net proceeds of the sale of the EarthWhere division, with one half of the net proceeds to be deposited upon the closing of the EarthWhere division, and the remaining amount to be deposited when received from the purchaser.

(d) Such other matters as the Lender may require.

7. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender as follows:

(a) Each Borrower has all requisite corporate power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to either Borrower, or the articles of incorporation or by-laws of either Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either Borrower is a party or by which either Borrower or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

8. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10. Release. Each Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, and the Subordinated Creditor by signing the Acknowledgment and Agreement of Subordinated Creditor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower or such Guarantor or such Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11. Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, each Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Each Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by such Borrower, make a loan to such Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 5 hereof.

12. Joint and Several Liability. All obligations of SANZ and Solunet under this Amendment shall be joint and several. All references to the term “Borrower” herein shall refer to each of them separately and to both or all of them jointly and each such Person shall be bound both severally and jointly with the other. Each of SANZ and Solunet is responsible for all of the Borrower obligations under this Amendment. Notices from the Lender to either Borrower shall constitute notice to both. Directions, instructions, representations, warranties or covenants made by either Borrower to the Lender shall be binding on both.

13. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division			SANZ INC.

By:	/s/ Aida M. Sunglao-Canlas	By:	/s/ Todd A. Oseth
	Name: Aida M. Sunglao-Canlas Its: Vice President		Name: Todd A. Oseth Its: President

SOLUNET STORAGE, INC.

By:	/s/ David Rosenthal
Name: David Rosenthal Its: Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of SANZ Inc., formerly known as Storage Area Networks, Inc. (“SANZ”), to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) agrees and acknowledges that the Guaranty extends to the obligations of Solunet to the Lender to the same extent, in the same manner and on the same terms as to SANZ; (iii) consents to the terms (including without limitation the release set forth in Paragraph 10 of the Amendment) and execution thereof; (iv) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (v) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Name: Todd A. Oseth Its: President

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, a subordinated creditor of SANZ Inc., formerly known as Storage Area Networks, Inc. (the “Borrower”), to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to a Subordination Agreement dated as of January 17, 2002 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 10 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under its Subordination Agreement.

SAN HOLDINGS, INC.

By:	/s/ Todd A. Oseth
Name: Todd A. Oseth Its: President